SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report: April 15, 1998
(Date of earliest event reported)

Commission File No. 333-40467

PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV (as depositor under the Sale and Servicing Agreement, dated as of February 1, 1997, relating to the Empire Funding Home Loan Owner Trust 1998-1, Home Loan Asset Backed Notes, Series 1998-1)


                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV
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        Delaware                                        06-1204982
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(State of Incorporation)                  (I.R.S. Employer Identification No.)

1285 Avenue of the Americas
New York, New York                                                10019
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Address of principal executive offices                          (Zip Code)



                                 (212) 713-2000
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               Registrant's Telephone Number, including area code



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(Former  name,  former  address and former  fiscal year,  if changed  since last report)





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ITEM 5.  Other Events

     On April  15,  1998  Empire  Funding  Home Loan  Owner  Trust  1998-1  (the
"Issuer")  completed the purchase of the  Subsequent  Loans  pursuant to Section
2.06 of the Sale and Servicing Agreement, dated as of February 1, 1997 (the "Sale and Servicing Agreement") among the Issuer, PaineWebber Mortgage Acceptance Corporation IV, a Delaware corporation (the "Registrant"), Empire Funding Corp. (the "Transferor"), and U.S. Bank National Association (the "Indenture Trustee"). The Subsequent Loans were transferred to the Issuer pursuant to the Subsequent Transfer Agreement, dated as of April 15, 1998 (the "Subsequent Transfer Agreement"), among the Transferor, the Issuer and the Indenture Trustee. Attached as Exhibit 99 are certain characteristics of all the Loans as of March 31, 1998 (the "Cut-Off Date").

     Capitalized terms used herein and not defined herein have the same meanings ascribed to such terms in the Sale and Servicing Agreement.

ITEM 7.  Financial Statements and Exhibits

                   (c) Exhibits

Item 601(a)
of Regulation S-K
Exhibit No.                                          Description
-----------                                          -----------

         99                                          Description of the Loans





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     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV


April 29, 1998

                                 By: /s/ Joseph Piscina
                                     ------------------
                                     Joseph Piscina
                                     Director



                                                               Paper (P) or
Exhibit No.          Description                               Electronic(E)
-----------          -----------                               -------------

 99                  Description of the Loans                        E